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                                                                    EXHIBIT 99.6


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                               GIVE THE
                                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT                       NUMBER OF --
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1. An individual's account                     The individual

2. Two or more individuals                     The actual owner of the account
   (joint account)                             or, if combined funds, any one
                                               of the individuals(1)

3. Husband and wife (joint                     The actual owner of the account
   account)                                    or, if joint funds, either
                                               person(1)

4. Custodian account of a minor                The minor(2)
   (Uniform Gift to Minors Act)

5. Adult and minor (joint                      The adult or, if the minor is the
   account)                                    only contributor, the minor(l)

6. Account in the name of                      The ward, minor, or incompetent
   guardian or committee for a                 person(3)
   designated ward, minor, or
   incompetent person

7. a. The usual revocable                      The grantor-trustee(1)
      savings trust account
      (grantor is also
      trustee)

   b. So-called trust account                  The actual owner(1)
      that is not a legal or
      valid trust under State
      law

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                                               GIVE THE
                                               EMPLOYER
                                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT                       NUMBER OF --
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8. Sole proprietorship account                 The owner(4)

9. A valid trust, estate, or                   Legal entity (Do not furnish the
   pension trust                               identifying number of the
                                               personal representative or
                                               trustee unless the legal entity
                                               itself is not designated in the
                                               account title.)(5)

10. Corporate account                          The corporation

11. Religious, charitable,                     The organization
    or educational organization
    account

12. Partnership account                        The partnership
    held in the name of the
    business

13. Association, club or                       The organization
    other tax-exempt organization

14. A broker or registered                     The broker or nominee
    nominee

15. Account with the                           The public entity
    Department of Agriculture in
    the name of a public entity
    (such as a State or local
    government, school district,
    or prison) that receives
    agricultural program payments

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(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a new number.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2


PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments including the following:

o   A corporation.

o   A financial institution.

o An organization exempt from tax under Section 501(a) or an individual retirement plan.

o   The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

o   An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o   A real estate investment trust.

o   A common trust fund operated by a bank under Section 584(a).

o   An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(l).

o   An entity registered at all times under the Investment Company Act of 1940.

o   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o   Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of personage dividends where the amount received is not paid in money.

o   Payments made by certain foreign organizations.

o   Payments made to nominees.

Payments of interest not generally subject to backup withholding include the following:

o   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt interest dividends under Section 852).

o   Payments described in Section 6049(b)(5) to non-resident aliens.

o   Payments on tax-free covenant bonds under Section 1451.

o   Payments made on certain foreign organizations.

o   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY (OR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY (OR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE